UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549


                              FORM 8-K


                       CURRENT REPORT PURSUANT
                    TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):August 22,2006(August 16,2006)

                           Diasense, Inc
         (Exact Name of Registrant as Specified in Its Charter)

                            Pennsylvania
    (State or Other Jurisdiction of Incorporation or Organization)

	0-26504    				25-1605848
 (Commission File Number)	   (IRS Employer Identification No.)

          2275 Swallow Hill Road, Bldg 2500; Pittsburg, PA 15220
       (Address of Principal Executive Offices, Including Zip Code)


                          (412) 279-1059
           (Registrant's Telephone Number, Including Area Code)

      (Former Name or Former Address, if Changed Since Last Report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(a) On August 16, 2006, Diasense, Inc. ("Diasense" or the "Company") received two letters from Dominion Assets, LLC ("Dominion"), demanding immediate payment of principal and interest under, respectively, (i) that certain Demand Note, dated July 23, 2004, in a principal amount of $1,954,936, issued by the Company to BICO, Inc. ("BICO") and assigned by BICO to Dominion, as amended effective September 28, 2004 (the "Demand Note"), and (ii) the additional loans totaling $50,700 in principal amount extended by Dominion to the Company under that certain Note and Security Agreement, dated October 29, 2004, by and between the Company and Dominion, as amended (the "Note and Security Agreement").

  (i) Demand Note:

      The Demand Note was originally issued by the Company to BICO, which had owned a 52% interest in the Company, and had been assigned by BICO to Dominion in connection with Dominion's purchase of such 52% interest from BICO. After demand for payment had been made by Dominion back in September, 2004, the Demand Note had been amended effective September
      28, 2004.

      Under the terms of the amendment to the Demand Note, the Company agreed to pay interest calculated at a rate of 8% per annum on the outstanding principal of the Demand Note and to collateralize the indebtedness by assigning to Dominion all right, title and interest in and to all of the Company's assets, including the intellectual property and patents related to the Company's non-invasive blood glucose monitor in development. As a result of the September 2004 amendment to the Demand Note, Dominion agreed to withdraw its demand for payment for 180 days. Dominion did not demand payment thereafter until the current time. As of August 15, 2006, the Company owes a principal amount of $1,954,936 plus accrued interest of $316,267 totaling $2,271,203 under the Demand Note.

      On October 24, 2005, the Company and Dominion entered into an agreement to provide for the conversion of the Demand Note into common stock of Diasense (the "Note Conversion Agreement"). Under the terms of the Note Conversion Agreement, Dominion agreed to convert the entire principal amount of the Demand Note, including all accrued and unpaid interest through the date of conversion, into shares of common stock of Diasense if Diasense raised a minimum of $3,000,000 in gross proceeds from a private offering of its equity securities on or before March 31, 2006. However, the Company has been unable to complete a private offering and sale of its equity securities before or since the expiration of the March 31, 2006 deadline set forth in the Note Conversion Agreement; hence, the Demand Note has not been converted.

      The acceleration of the Company's debt under the Demand Note may also lead to the acceleration of the Company's obligations under six secured convertible notes (the "Convertible Notes") in an aggregate principal amount of $95,000, accruing interest at a rate of 6% per annum, that the Company issued on various dates from November 15, 2005 through July 1, 2006. For each Convertible Note, Dominion permitted the Company to grant a security interest in all assets of the Company in such proportion as the principal amount of the Convertible Note bears to the sum of the principal amounts of (i) the series of Convertible Notes plus (ii) the Demand Note. The Convertible Notes rank pari passu with the Demand Note and all future Convertible Notes of the Company. The outstanding principal of the Convertible Notes may be declared due and payable immediately in the event of an admission by the Company in writing of its inability to pay its debts generally as they become due.


 (ii) Note and Security Agreement:

      Pursuant to the Note and Security Agreement, as amended, Dominion made additional loans to the Company totaling $50,700 with interest payable at a rate of 8% per annum. Dominion had extended the original maturity date under these loans from January 15, 2005 to March 31, 2006. As of August 15, 2006 Diasense owes a principal amount of $50,700, plus accrued interest of $5,048-- totaling $55,748-- under the Note and Security Agreement.


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Diasense, Inc.

August 22, 2006                         /s/ Anthony Paterra
                                            Anthony Paterra
                                            Executive Vice President